Exhibit 3.4

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION

TO A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date of filing of the Corporation’s original Certificate of Incorporation with the Delaware Secretary of State is August 01, 1994.

4.	The name of the Corporation immediately prior to filing this Certificate is Dover Motorsports, Inc.

5.	The name of the limited liability company as set forth in the Certificate of Formation is Dover Motorsports, LLC.

6.	This Certificate of Conversion shall be effective as of 12:01 am on December 23, 2021.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized officer this 22 day of December, 2021.

DOVER MOTORSPORTS, INC.

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice Chairman, Chief Financial Officer and
Treasurer and Authorized Person

Signature page to Delaware Certificate of Conversion of Dover Motorsports, Inc.

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

1.	The name of the limited liability company is Dover Motorsports, LLC.

2.

The address of its registered office in the State of Delaware is 251 Little Falls Drive, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3.	This Certificate of Formation shall be effective as of 12:01 am on December 23, 2021.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22 day of December, 2021.

By:	/s/ William R. Brooks
William R. Brooks, Authorized Person